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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                       Date of Report:  DECEMBER 22, 1998


                             EQUITY MARKETING, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


               0-23346                                13-3534145
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       (Commission File Number)               (IRS Employer I.D. Number)


           131 S. RODEO DRIVE, BEVERLY HILLS, CALIFORNIA        90212
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             (Address of principal executive offices)         (Zip Code)


                                 (310) 887-4300
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS


     Equity Marketing, Inc. announced on December 21, 1998 a revised earnings outlook for 1998 and a number of developments to position the Company for 1999 and beyond.

     The Company reported that it currently projects earnings per share for the fourth quarter and full year ended December 31, 1998 to be below its previously announced expectations. The revision is due primarily to the unexpectedly poor performance of Universal Studios' Babe: Pig in the City, which has impacted retail sales of Equity's line of licensed Babe toys. Lower-than-expected sales of its line of NASCAR lapel pins also contributed to the revision, along with the Company's decision to absorb non-cash write-offs for previously incurred development costs.

     The Company now expects diluted EPS, before previously announced costs associated with its new information systems, and before restructuring and other charges related to the Company's change in strategic direction, for the fourth quarter of 1998 to be between $0.51 and $0.61, compared to diluted EPS of $0.57 for the same period in 1997, and for 1998 to be between $.90 and $1.00, compared to diluted EPS of $1.55 in 1997.

     In light of Equity's strategy to focus on its core promotions business, the Company is reviewing its current operations, including staffing levels, organizational structure, long-term commitments and other issues. The Company expects the review to result in charges for inventory adjustments, severance and other restructuring expenses, all of which will further reduce diluted EPS for the fourth quarter and year. Equity Marketing is scheduled to report final financial results for the fourth quarter and full year on February 24, 1999.

     The Company also announced that it has finalized a new, multi-year credit agreement with Sanwa Bank and Imperial Bank, replacing a previous agreement with the same banks. The new credit facility, which became effective on December 10, 1998 and matures on June 30, 2001, increases Equity's available credit from $25 million to $40 million. Under the terms of the new agreement, Equity will reduce its total outstanding borrowings and availability to $35 million by January 31, 1999, and to $30 million by March 31, 1999.

     This document contains forward-looking statements. The Company wishes to caution readers that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could vary materially from those anticipated for a variety of reasons, including, without limitation, the potential cancellation and/or delay of promotions due to delays in release of the theatrical motion pictures, the failure of the Company to obtain promotions projects based on these motion pictures at anticipated levels, the success or failure of a specific motion picture or television property, the loss of existing licenses or the inability to renew or extend licenses under favorable terms, consumer demand for its products, the Company's dependence on a single customer, quarterly fluctuations in financial results and increases in international tariff rates, which would increase the Company's cost of sales. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EQUITY MARKETING, INC.


Date:  December 22, 1998                   /s/ LELAND P. SMITH
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                                           Leland P. Smith
                                           Senior Vice President
                                           General Counsel and Secretary